SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): August 16, 2011

University General Health System, Inc.
(a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street
Houston, Texas 77054
(713) 375-7100

Hassan Chahadeh, M.D.
7501 Fannin Street
Houston, Texas 77054
(713) 375-7100
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 9.01
    University General Health System, Inc., a diversified, integrated multi-specialty health delivery system, today announced the approval by its Board of Directors of a strategic growth plan to expand the Company’s services within the top 100 markets in the United States. Utilizing specific Company-developed criteria, this strategic growth plan identifies the top 100 markets for the advancement of a regional healthcare delivery system via acquisition and/or facilities development.

Exhibit No.                      Description

99.1	Press Release dated August 16, 2011 announcing University General Health System, Inc. reports increased revenues and EBITDA for second quarter 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: August 16, 2011	By: /s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D. Title: Chairman of the Board

Exhibit 99.1
UNIVERSITY GENERAL HEALTH SYSTEM, INC. REPORTS INCREASED SECOND QUARTER REVENUES AND ASSETS

-Net Revenues Up 24%-
-Assets Increase by $47 Million-

HOUSTON, TX – August 16, 2011 -- University General Health System, Inc. (OTCQB: UGHS) (Other OTC: UGHS.PK), a diversified, integrated multi-specialty health delivery system, today announced its financial results for the second quarter and six months ended June 30, 2011.

Highlights for the second quarter 2011:
•
Net revenues increased 24% to $18.2 million, compared with $14.7 million in the year-earlier quarter, resulting from increased inpatient volumes and revenues from Hyperbaric Wound Care Center and free standing Emergency Rooms;

•	Average daily patient census at Company’s acute care hospital reached a record 65%, while senior living segment reported 91% occupancy in most recent quarter;

•	Assets increased to $116.8 million, a $47 million improvement since December 31, 2010;

•
Operating income decreased to $899 thousand in the second quarter compared with $1.7 million in the prior-year quarter.  The decrease in operating income was attributable to costs associated with acquisitions and staffing of new free standing emergency rooms, as well as costs of going public;

•
Net loss for the quarter approximated $228 thousand, or $0.00 per share, compared with net income of $427 thousand, or $0.00 per share, in second quarter of 2010, and EBITDA for the quarter totaled $2.66 million compared with $3.43 million in the second quarter of 2010.

•	Collection rates improved nearly two percentage points on accounts receivable due to higher payment rates on inpatient accounts.

Highlights for the six months ended June 30, 2011:
•	Net revenues increased 34% to $34.0 million, compared with net revenues of $25.3 million in the first half of 2010;

      •     Operating income improved 494% to $1.7 million, compared with $290 thousand in the first half of 2010;

•	Net loss for the six months totaled $668 thousand, or $0.00 per share, compared with a net loss of $2.5 million, or $0.03 per share, in the year-earlier six-month period;

•	EBITDA reflected $5.2 million, compared with $3.8 million in the corresponding period of the previous year.

“We are pleased with the improvements in our financial results,” stated Dr. Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of the Company.   “Our full-service general acute care hospital, University General Hospital in Houston, Texas, recorded the highest average daily patient census in its history, and we continued to improve our accounts receivable collection rates, during the most recent quarter.”

“While second quarter profitability was affected by costs associated with our becoming a public company, along with increased staffing expenses related to our facilities expansion strategy, we believe six-month results demonstrate that our strategy of creating greater synergies between our acquisitions and the hospital is working.  We reduced our net loss by 74% during the first half of 2011, and reported EBITDA of $5.2 million for the period as well.

“Our balance sheet improved significantly during the first half of 2011,” continued Dr. Chahadeh.  “The Company’s total assets increased by 67% to $116.8 million as of June 30, 2011, compared with $70.0 million at December 31, 2010, following the acquisitions of TrinityCare Senior Living communities; TrinityCare Senior Living, LLC; Autimis, LLC; and Autimis Medical Billing, LLC.  Shareholders’ equity totaled $624,044 at the end of our second quarter, compared with a shareholders’ deficit of approximately $34.6 million on December 31, 2011, an improvement of $35.2 million.”

“We look towards the future with great optimism as we continue to implement our strategic growth plan.  This plan includes focusing on 100 key markets in the U.S. wherein the Company has the potential to provide regional health care solutions involving general acute care hospitals, ambulatory surgical centers, diagnostic imaging services and senior living communities. In addition, we are evaluating the potential acquisition of hospitals that were unsuccessful in completing the requirements necessary to qualify for the Whole Hospital Exemption under the Health Care Reform Act, which was passed into law in March 2010. Our initial expansion will target the southwestern United States, with national expansion to follow as opportunities arise,” concluded Dr. Chahadeh.

Use of Non-GAAP Financial Measures
Adjusted EBITDA
Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

▪	It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
▪
It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and

▪	It is an indication of whether adjustments to current spending decisions are necessary.

About University General Health System, Inc.
University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician- and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today’s health care delivery environment. The Company currently operates one hospital, two free-standing emergency rooms, and one ambulatory surgical center in the Houston area.  Also, University General owns three senior living facilities and manages six senior living facilities, and it plans to complete multiple additional acquisitions in 2011 and future years in Houston and other markets.

Forward-Looking Statements
The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Donald Sapaugh, President, at (713) 375-7557
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com

Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets
Cash and Cash equivalents	$200,003	$2,291,754
Accounts receivables, net	15,260,711	11,812,184
Inventories	1,994,793	1,765,735
Receivables from related parties	621,860	633,678
Prepaid expenses and other assets	457,875	52,790
Total current assets	18,535,242	16,556,141

Investments in unconsolidated affiliates	115,000	-
Property and equipment, net	63,861,625	53,224,152
Goodwill	33,365,278	-
Other assets	908,275	266,603
Total assets	$116,785,420	$70,046,896

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$15,177,608	$14,823,508
Payables related to parties	2,023,807	4,714,951
Accrued expenses	8,385,719	7,984,109
Accrued acquisition cost	1,407,546	-
Payable to Internal Revenue Service	3,329,091	5,436,041
Deferred revenue	24,375	-
Lines of credit	8,450,000	-
Notes payable, current porion	18,870,115	8,321,298
Notes payable to related parties, current portion	2,780,683	4,027,650
Capital lease obligations, current portion	7,849,141	11,591,999
Capital lease obligation to related party, current portion	218,067	137,076
Total current liabilities	68,516,152	57,036,632

Lines of credit	-	8,450,000
Notes payable, less current portion	14,136,174	5,487,939
Notes payable to related parties, less current portion	2,144,062	2,087,241
Capital lease obligations, less current portion	439,840	532,805
Capital lease obligation payable to related party, less current portion	30,925,148	31,042,859
Total liabilities	116,161,376	104,637,476

Commitments and contingencies	-	-

Shareholder's equity (deficit)
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 3,000 shares issued and outstanding	3	3
Common stock, $0.001 par value, 480,000,000 shares authorized; 274,895,895 and 151,498,884 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	274,896	151,499
Additional paid in capital	46,177,453	12,069,750
Shareholders’ receivables	(2,130,000)	-
Accumulated deficit	(47,479,336)	(46,811,832
Total shareholders’ equity (deficit)	(3,156,984)	(34,590,580
Noncontrolling interest	3,781,028	-
Total equity (deficit)	624,044	(34,590,580)
Total liabilities and shareholders’ equity (deficit)	$116,785,420	$70,046,896

UNIVESRITY GENERAL HEALTH SYSTEM, INC.
Consolidated Statement of Operations
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Net patient service revenues, net of contractual adjustments	$18,218,417	$14,714,965	$33,952,453	$$25,294,693
Other revenues	2,971	4,031	8,953	$30,224
Total revenues	18,221,388	14,718,996	33,961,406	$25,324,917

Operating expenses
Salaries, benefits, and other employee costs	6,812,693	4,668,054	12,947,409	$9,019,346
Medical supplies	3,103,206	2,953,307	6,263,841	$5,718,867
Management fees	1,303,727	685,922	2,693,382	$1,159,747
General and administrative expenses	4,172,194	2,988,608	7,656,234	$5,808,818
Bad debt expense	334,347	725,363	625,150	$1,569,411
Gain on extinguishment of liabilities	(160,979)	(735,978)	(1,464,345)	$(1,723,136)
Depreciation and amortization	1,757,509	1,739,934	3,520,116	$3,482,224
Total operating expenses	17,322,697	13,025,210	32,241,787	$25,035,277

Operating income (loss)	898,691	1,693,786	1,719,619	$289,640
Interest expense	(1,045,427)	(1,206,905)	(2,225,123)	$(2,635,306)
Income (loss) before income tax	(146,736)	486,881	(505,504)	$(2,345,666)
State income tax expense (benefit)	81,000	60,000	162,000	$175,000
Net income (loss)	(227,736)	426,881	(667,504)	$(2,520,666)
Net income (loss) per common share - basic and diluted
Net income (loss) per common share	-	-	-	$(0.03)

Weighted average shares outstanding	253,000,000	91,132,160	214,080,503	$91,132,160

UNIVERSITY GENERAL HEALTH SYSTEM, INC.
Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
	2011	2010
Operating activities
Net loss	(667,503)	(2,520,665)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense	625,150	1,569,411
Depreciation and amortization	3,520,116	3,482,224
Loss (gain) on disposal of property and equipment	-	-
Gain on extinguishment of liabilities	(1,464,345)	(1,723,136)
Net changes in other operating assets and liabilities:
Accounts receivable	(3,483,770)	(329,980)
Related party receivables and payables	(136,326)	(3,227,711)
Inventories	(229,058)	10,888
Prepaid expenses and other assets	(105,114)	(99,567)
Accounts payable, accrued expenses, and payable to Internal Revenue Service	(2,029,333)	4,787,517

Net cash provided by (used in) operating activities	(4,150,183)	1,948,981

Investing activities
Purchase of property and equipment	(368,012)	(206,268)
Investments in unconsolidated affiliates	(115,000)	-

Net cash provided by (used in) investing activities	(483,012)	(206,268)

Financing activities
Redemption of common stock	(50,000)	-
Issuance of common stock	7,120,000	-
Business acquisitions, net of cash acquired	198,526	-
Borrowings under notes payable	3,500	-
Payments on notes payable	(2,387,893)	(288)
Borrowings under notes payable to related party	3,428,250	2,202,592
Payments on notes payable to related party	(1,898,396)	(2,615,000)
Repayment of capital lease obligation	(3,835,823)	(1,154,959)
Payments on capital lease obligation to related party	(36,720)	(34,534)

Net cash provided by (used in) financing activities	2,541,444	(1,602,189)

Net increase (decrease) in cash and cash equivalents	(2,091,751)	140,524
Cash and cash equivalents at beginning of period	2,291,754	1,640

Cash and cash equivalents at end of period	200,003	142,164

Supplemental disclosure of cash flow information
Interest paid	538,718	297,652
Taxes paid	4,828,470	495,740
Supplemental noncash financing activities
Exchange of debt for common stock on February 2011	3,500,000	-
Issuance of common stock on February 2011	2,130,000	-
Issuance of common stock to affiliate for termination of service agreement	1,000,000	-
Noncash consideration paid for acquisitions	24,753,735	-

The table below reconciles Adjusted EBITDA from net income (loss) for the three and six months ended June 30, 2011 and 2010:
University General Health System, Inc.
Adjusted EBITDA Calculation
	Three Months Ended June 30,		Six Months Ended June 30,
	2011(1)	2010	2011(1)	2010
Net income (loss)	$(227,736)	426,881	$(667,504)	(2,520,666)
Provision (benefit) for income taxes	81,000	60,000	162,000	175,000
Other non-operating expense (income)	-	-	-	-
Interest expense:
Debt and lease obligations	1,045,427	1,206,905	2,225,123	2,635,306
Interest income	-	-	-	-
Depreciation and amortization	1,757,509	1,739,934	3,520,116	3,482,224
Adjusted EBITDA	2,656,200	3,433,720	5,239,735	3,771,864